EXHIBIT 3(i).2

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              SEE YOU ONLINE, INC.


Pursuant  to  the  provision  of  section  607.1006,   Florida  Statutes,   this
corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)


ARTICLE I.  NAME

         The name of the corporation shall be See You Online, Inc.: The principal place of business of this corporation shall be 222 Lakeview Avenue, Suite 160-417, West Palm Beach, Fl 33401.

To be changed to:

ARTICLE I. NAME


         The name of the corporation shall be CEO-Channel.com, Inc.: The principal place of business of this corporation shall be 222 Lakeview Avenue, Suite 160-417, West Palm Beach, FL 33401.


SECOND:   If  an   amendment  provides  for  an  exchange,  reclassification  or
          cancellation  of  issued  shares,  provisions  for  implementing   the
          amendment if not contained in the amendment itself, are as follows:

         n/a


THIRD:    The date of each amendment's adoption:                3/1/99

FOURTH:   Adoption of Amendment(s) check one:

________ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

________ The amendment(s) was/were approved by the shareholders through voting groups.

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          The following  statements must be separately provided for each voting group entitled to vote separately on the amendment(s):

          "The number of votes cast for the amendment(s) was/were sufficient for approval by
                      -------------------------------------------------------."
                         (Voting Group)

___x_____ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

________ The amendment(s) was/were adopted by the incorporators without share-holder action and shareholder action was not required.

         Signed this1st day of March, 1999.


BY:      /s/ Donald F. Mintmire
         ----------------------------------------
         (By the Chairman or Vice Chairman of the
         Board of Directors, President, or other officer
         if adopted by the shareholders)
                           OR
         (By a director if adopted by the directors)
                           OR
         (By an incorporator if adopted by the incorporators)

Donald F. Mintmire
------------------------------------------------
Typed or printed Name

Incorporator
------------------------------------------------
Title